                                                                    EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 9, 1998, in the Registration Statement (Form S-3) and related Prospectus of CryoLife, Inc. and any additional Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 at or before 10:00 pm EST on the date the Registration Statement referred to above becomes effective.



                                                /s/ Ernst & Young LLP
                                                --------------------
                                                Ernst & Young LLP





Atlanta, Georgia
February 16, 1998

                                                                    EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997 with respect to the financial statements of Ideas for Medicine, Inc. included in the Registration Statement (Form S-3) and related Prospectus of CryoLife, Inc. and any additional Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 at or before 10:00 pm EST on the date the Registration Statement referred to above becomes effective.


                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                Ernst & Young LLP





Atlanta, Georgia
February 16, 1998